Exhibit 23.2

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-193834) and Form S-8 (Nos. 333-122789, 333-128048, 333-158734, 333-158736, 333-166358, 333-180932 and 333-193836) of Celanese Corporation of our report dated February 5, 2016, relating to the financial statements of CTE Petrochemicals Company which appear in this Annual Report on Form 10-K of Celanese Corporation.

/s/ BDO USA, LLP

Dallas, Texas
February 5, 2016